EXHIBIT 99.1



FOR IMMEDIATE RELEASE              Contact:  Tracey L. Gray
December 18, 1997                            President & COO
                                             Elcotel, Inc.
                                             (941) 758-0389

                                             Frank Petras
                                             Investor Relations
                                             SM Berger & Co.
                                             (216) 464-6400


     Elcotel and Technology Service Group Complete Merger

SARASOTA, Fla., Dec. 18 /PRNewswire/ -- Elcotel, Inc., (Nasdaq: ECTL - news) announced today the closing of its merger with Technology Service Group, Inc. (Nasdaq: TSGI - news) via one of its wholly owned subsidiaries. As previously announced, the merger was approved by the shareholders of both companies at meetings held on December 5, 1997.

Elcotel is the leader in sales of microprocessor-based ``intelligent'' payphones and network management systems to domestic private payphone operators. TSG is the leading provider of microprocessor-based intelligent payphones and network management systems to the regulated public telephone companies, a customer group Elcotel has recently begun serving. Both companies have been successful in developing international programs, TSG with wireless card-only products and Elcotel with wireline card and coin products.

At Elcotel's December 5 shareholder meeting, company chairman C. Shelton James noted that the merger is the culmination of a strategic initiative on the part of both TSG and Elcotel to diversify their businesses and establish a strong presence in the two domestic public communications markets represented by the regulated telephone company payphone operations and the independent private payphone operations. Mr. James also noted that the merger brought together complementary coin, card, wireline, and wireless payphone technologies to address rapidly expanding international markets.

``This merger positions Elcotel to take advantage of growing domestic and international public telecommunications market opportunities,'' Mr. James said. ``We are very pleased with this merger and continue to find ways to streamline the combined business organizations and establish synergy.''

According to Elcotel's president Tracey Gray, the markets, products, services, and operational strengths of the two companies should mesh together nicely: ``The merger brings together two strong industry players that complement each other in markets, products, services, and operational strengths. Elcotel is now in a better position to take advantage of growth opportunities opened up by the 1996 Telecommunications Reform Act in the

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domestic markets and by the worldwide privatization initiatives that are driving demand for new technology and new suppliers in the rapidly expanding international public communications services sector. Expenditures of approximately $2 billion are planned on wireline, wireless and smart-card applications in countries around the world over the next three years. With a strengthened position in domestic markets and growing success in international markets, Elcotel today is a strong and aggressive competitor that should be able to create value for its customers, employees, and shareholders.''

The company also announced that Vincent Bisceglia, TSG's president and chief executive officer, has decided for personal reasons not to accept a management position with Elcotel, so that he can pursue other career opportunities and business interests. Over the next few months, however, he will assist Elcotel as a consultant with transition issues associated with the merger.

``Mr. Bisceglia's excellent talents and capabilities were of great service in making this merger effective,'' Mr. James said. ``We wish him well in his new ventures and look forward to having his counsel as our integration efforts get underway.''

Elcotel, Inc., based in Sarasota, Florida, designs, develops, manufactures, and markets reliable microprocessor-based public communication products and software that provide service over both domestic and international wireline and wireless telephone networks. Elcotel is the leader in sales of microprocessor-based payphone products to domestic private payphone operators. The addition of TSG brings together complementary coin, card, wireline, and wireless payphone technologies that put Elcotel in a unique position to provide complete public communications solutions for its domestic and international markets.

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Statements contained in this release that are not historical facts may contain forward-looking information with respect to the company's plans, projections, or future performance, which involve certain risks and uncertainties that could cause the company's actual results to differ materially from those expected by the company. These risks and uncertainties include the risk of adverse regulatory action affecting the company's business or the business of the company's customers, the risk of competition, the risk of obsolescence of the company's products, and other uncertainties detailed in the company's filings with the Securities and Exchange Commission.
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